Exhibit 32.2

In connection with the Quarterly Report of Downside Up, Inc. (the "Company") on Form 10K-SB for the period ending January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Angelo Luca, Vice-President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Angelo Luca
-----------------
Angelo Luca
Vice-President


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